Exhibit 99.1

Hunt Companies Finance Trust Reports First Quarter Results

NEW YORK, May 11, 2020 /PRNewswire/ — Hunt Companies Finance Trust, Inc. (NYSE: HCFT) (“we”, “HCFT” or “the Company”) today reported its first quarter 2020 results. GAAP Net income (loss) attributable to common shareholders for the quarter was $1.55 million, or $0.06 per share. Core earnings for the quarter was $2.21 million, or $0.09 per share. The Company has also issued a detailed presentation of its results, which can be viewed at www.huntcompaniesfinancetrust.com.

Conference Call and Webcast Information

The Company will also host a conference call on Tuesday, May 12, 2020, at 8:30 AM ET to provide a business update and discuss the financial results for the first quarter of 2020. The conference call may be accessed by dialing 1-877-870-4263 (US) or 1-412-317-0790 (International). Note: there is no passcode; please ask the operator to be joined into the Hunt Companies Finance Trust call. A live webcast, on a listen-only basis, is also available and can be accessed through the URL:

https://www.webcaster4.com/Webcast/Page/2022/34717

For those unable to listen to the live broadcast, a recorded replay will be available for on-demand viewing approximately one hour after the end of the event through the Company’s website https://huntcompaniesfinancetrust.com/ and by telephone dial-in. The replay call-in number is 1-877-344-7529 (US) or 1-412-317-0088 (International) with passcode 10143885.

Non-GAAP Financial Measures

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States ("GAAP"). Specifically, the Company is presenting core earnings, which constitutes a non-GAAP financial measure within the meaning of Item 10(e) of Regulation S-K and is net income under GAAP. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing our results, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. The methods of calculating non-GAAP financial measures may differ substantially from similarly titled measures used by other companies. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

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GAAP to Core Earnings Reconciliation	Three months Ended
March 31, 2020
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$1,547,921
Adjustments for non-core earnings
Unrealized (Gain) Loss on mortgage servicing rights	877,749
Subtotal	877,749
Other Adjustments
Recognized compensation expense related to restricted common stock	7,882
Adjustment for (provision for) income taxes	(226,521)
Subtotal	(218,639)

Core Earnings	$2,207,031

Weighted average shares outstanding - Basic and Diluted	24,911,483
Core Earnings per weighted share outstanding - Basic and Diluted	$0.09

About HCFT

Hunt Companies Finance Trust, Inc. is a Maryland corporation focused on investing in, financing and managing a portfolio of commercial real estate debt investments. The Company primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets. Hunt Companies Finance Trust is externally managed and advised by OREC Investment Management, LLC. For additional information about OREC Investment Management, LLC, please see its form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

About ORIX Corporation USA (ORIX USA)

Since 1981, ORIX USA has provided innovative capital solutions that clients need to propel their business to the next level. ORIX USA and its subsidiaries — Boston Financial Investment Management, ORIX Real Estate Capital (the combined company of RED Capital Group and Lancaster Pollard), NXT Capital, Mariner Investment Group, RB Capital and ORIX Capital Partners — include a team of more than 1,000 employees spanning more than 30 offices across the U.S. and Brazil. ORIX USA and its family of companies have $64 billion of assets under management, administration and servicing (including more than $9 billion held by the company and its subsidiaries).* Its parent company, Orix Corporation, is a publicly owned international financial services company with operations in 37 countries and regions worldwide. ORIX Corporation is listed on the Tokyo Stock Exchange (8591) and New York Stock Exchange (IX). For more information on ORIX USA, visit www.orix.com.

*All figures are as of March 2019.

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Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.huntcompaniesfinancetrust.com or by directing requests to: Hunt Companies Finance Trust, 230 Park Avenue, 23rd Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

Certain statements included in this press release, any related webcast / conference call, and other oral statements made by our representatives from time to time may constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," “project,” "estimate," "plan," "continue," "intend," "should," "may," "will," "seek," "would," "could," or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us on the date of this press release or the date on which such statements are first made. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and/or any related webcast / conference call and should consider carefully the factors described in Part I, Item IA "Risk Factors" in our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and other current or periodic filings with the Securities and Exchange Commission ("SEC"), when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. Additional information concerning these and other risk factors are contained in our 2019 10-K which is available on the Securities and Exchange Commission's website at www.sec.gov. Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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